SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) June 17, 2004

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive officers)	(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 5 – Other Events

On June 17, 2004, the registrant issued a press release announcing it had reached a confidential agreement staying litigation involving the registrant and Ispat Inland Inc. for 45 days while securing the registrant’s steel supply and allowing the temporary restraining order against Ispat to be dissolved.

Item 7 – Financial Statements, ProForma Financial Information and Exhibits

(c) Exhibits.

Press release dated June 17, 2004 regarding confidential agreement having been reached between registrant and Ispat Inland Inc. The press release is being furnished as part of this report.

Exhibit Index

Exhibit No.	Description
99	Press Release dated June 17, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: June 18, 2004	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary